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                        [LEGG MASON, INC. LETTERHEAD]






                              August 11, 1998



Board of Directors
Legg Mason, Inc.
100 Light Street
Baltimore, Maryland 21202

          Re:  Legg Mason, Inc. 1998 Stock Option Plan
               For Non-Employee Directors
               Registration Statement on Form S-8

Ladies and Gentlemen:

          This opinion is being furnished in connection with the registration of 316,667 shares (the "Shares") of common stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") with the Securities and Exchange Commission on Form S-8.

          Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, By-Laws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

          Based upon and subject to the foregoing, it is my opinion that the Shares covered by the Registration Statement will, upon issuance of such Shares pursuant to the Legg Mason, Inc. 1998 Stock Option Plan For Non-Employee Directors (the "Plan") by the Company (assuming such issuances are made in accordance with the terms of the Plan, as such Plan is filed as an Exhibit to and incorporated by reference into the Registration Statement), constitute legally issued, fully paid and non-assessable shares of common stock of the Company.


                                                  Exhibits 5 and 23(b)


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August 11, 1998
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          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                              Very truly yours,




                              /s/ Theodore S. Kaplan
                              Theodore S. Kaplan
                              General Counsel

TSK:pc